                                                                  Exhibit 23.2

                           CONSENT OF DELOITTE TAX LLP

We hereby consent to the filing of the opinion regarding certain U.S. federal income tax consequences of the Restructuring to FTNV and its affiliates, dated August 4, 2006, as an exhibit to Fuel-Tech N.V.'s Registration Statement on Form S-4 (the "Registration Statement") and to the use of our name in the Registration Statement.

Signature: /s/ Deloitte Tax LLP
          ---------------------------
           Deloitte Tax LLP

Date:            8/4/06
      --------------------------------